SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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|_|   Definitive proxy statement.
| |   Definitive additional materials.
|X|   Soliciting material under Rule 14a-12.
|_| Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

                           TRI-CONTINENTAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

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previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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

FOR IMMEDIATE RELEASE

MEDIA CONTACT:                      STOCKHOLDER CONTACT:

Mary Ann Susco                      Marco Acosta
212-850-1382                        800-597-6068 (Option #1)
suscom@jwseligman.com               acostam@jwseligman


                 TRI-CONTINENTAL CORPORATION (NYSE:TY) CALLS FOR
                         SPECIAL MEETING OF STOCKHOLDERS


NEW YORK, NY, June 26, 2006 -- Tri-Continental Corporation (NYSE:TY) today announced that a Special Meeting of Stockholders has been called for September 28, 2006 for the purpose of electing three Directors and voting on an amendment to the quorum provisions in the Tri-Continental Charter.

On June 19, 2006, the independent inspectors of election for the Annual Meeting of Stockholders, held on May 4, 2006, released their final report and the Corporation publicly announced details of the votes cast at the Annual Meeting. Although the Directors seeking re-election were supported by a significant plurality of votes cast, they were not elected because no candidate received at least 50% of the votes entitled to be cast, as required under the Corporation's Bylaws.

Under Maryland law, the incumbent Directors legally could remain in office until the Corporation's 2007 Annual Meeting, at which time an election would be held for their successors. Following the 2006 Annual Meeting, however, the Board determined that it would be in the best interests of the Corporation and its Stockholders to have all directors duly elected by Stockholders. The Board determined to call the Special Meeting in September 2006 for the purpose of providing Stockholders with another opportunity to elect directors without waiting until the 2007 Annual Meeting.

In order to increase the likelihood that directors will be elected, the required vote for electing directors at the Special Meeting will be a plurality of votes cast, in accordance with the Corporation's amended Bylaws. Tri-Continental also announced that its Board has approved an amendment to the Corporation's Charter to reduce the quorum requirement at a meeting of Stockholders from a majority of the votes entitled to be cast to one-third of the votes entitled to be cast, unless a higher percentage is specified in the Bylaws of the Corporation. The amendment to the Charter is subject to Stockholder approval at the Special Meeting.

Additional information about the Director election and the proposed Charter amendment will be provided in the Corporation's proxy materials for the Special Meeting, which the Corporation anticipates will be sent to Stockholders in August.

Tri-Continental Corporation is one of the nation's largest, diversified, publicly traded closed-end equity investment companies, and has paid dividends for 62 consecutive years. The Fund is managed by J. & W. Seligman & Co. Incorporated, a New York-based investment manager and advisor, which was founded in 1864.

Stockholders are advised to read the Corporation's Preliminary Proxy Statement and Definitive Proxy Statement for the Special Meeting, and any other related documents that the Corporation will file with the Securities and Exchange Commission ("SEC"), because they will contain important information. Stockholders and other interested parties may obtain, free of charge, copies of the Preliminary Proxy Statement and Definitive Proxy Statement and other related documents filed by the Corporation at the SEC's website (http:/www.sec.gov). The Definitive Proxy Statement and other related documents filed with the SEC will also be obtainable by Stockholders from the Corporation free of charge. Such requests may be sent to Georgeson Shareholder Communications or made by telephone to 888-219-8293.

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